Exhibit 32

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of Vantiv, Inc. (the “Company”) on Form 10-K for the fiscal year ended December 31, 2013 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), each of the undersigned officers of the Company does hereby certify, pursuant to 18 U.S.C. § 1350 (as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002), that:

1.	The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

The foregoing certification (i) is given to such officers' knowledge, based upon such officers' investigation as such officers reasonably deem appropriate; and (ii) is being furnished solely pursuant to 18 U.S.C. § 1350 (section 906 of the Sarbanes-Oxley Act of 2002) and is not being filed as part of the Report or as a separate disclosure document.

February 14, 2014	/s/ CHARLES D. DRUCKER
Charles D. Drucker
President and Chief Executive Officer

February 14, 2014	/s/ MARK L. HEIMBOUCH
Mark L. Heimbouch
Chief Financial Officer

[A signed original of this written statement required by Section 906 has been provided to Vantiv, Inc. and will be retained by Vantiv, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.]